UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 18, 2010

High Plains Gas, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-125068	26-3633813
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6800 Force Rd., Gillette, Wyoming                            82718
 (Address of Principal Executive Offices)                                                                   (Zip Code)

Registrant’s telephone number, including area code:
(307) 686-5030

Northern Explorations, Ltd.
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

EXPLANATORY NOTE

On September 30, 2010, the Registrant [formerly Northern Explorations, Ltd., (“NXPN”) a Nevada Corporation] changed its name from Northern Explorations, Ltd. to High Plains, Gas, Inc. in anticipation of the reorganization with  High Plains Gas, LLC, a Wyoming limited liability company (“HPG”).

On October 18, 2010, High Plains Gas, LLC, a Wyoming limited liability company (“HPG”), reorganized (the "Reorganization") with High Plains, Gas, Inc., a Nevada corporation “NXPN”. NXPN acquired all of the outstanding ownership interest of HPG pursuant to the Reorganization and will continue its business operations, as a wholly owned subsidiary of High Plains, Gas, Inc. (the “Company”).

The terms “the Company,” “we,” “us,” and “our” refer to NXPN and, HPG, after giving effect to the Reorganization, unless otherwise stated or the context clearly indicates otherwise. The term “HPG (Private)” refers to High Plains Gas, LLC, a Wyoming limited liability company before giving effect to the Merger, and the term “NXPN (PubCo)” refers to High Plains, Gas, Inc., a Nevada corporation before giving effect to the Merger. This Current Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

Section 1 – Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.

On October 18, 2010, the Company completed the Reorganization. For a description of the Reorganization, please see Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Section 2 – Financial Information
Item 2.01.  Completion of Acquisition or Disposition of Assets.

Reorganization of High Plains Gas, LLC, “HPG (Private)” with High Plains, Gas, Inc. “NXPN (PubCo)”

Reorganization Agreement
High Plains Gas, Inc. (formerly Northern Explorations, Ltd.), (“NXPN”) a Nevada Corporation, entered into a Reorganization Agreement with High Plains Gas, LLC, a Wyoming limited liability company (“HPG”), dated July 28, 2010 and with final signatures received on July 29, 2010, as amended September 13, 2010.

The agreement sets forth the understanding which was reached by the parties. The following is a summary of terms pursuant to the Agreement:

The members of HPG will acquire an 80% controlling interest in the securities of NXPN, and NXPN acquire a 100% controlling interest in the securities of HPG, in accordance with the terms and conditions of the Reorganization Agreement.  Upon completion HPG will become a wholly owned subsidiary of the Company.  It is anticipated that the transaction will be structured to qualify as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code.

The Board of Directors of NXPN shall be increased to three members; electing three persons designated by HPG to the Board of Directors, and the name of the Company shall be changed to High Plains Gas, Inc.

NXPN shall either complete a reverse split of its common stock or cancel or cause to be cancelled a total of 86,720,000 shares of its common stock such that at Closing there shall be a total of 13,000,000 shares of common stock issued and outstanding.  NXPN shall amend its Articles of Incorporation to increase the authorized common stock from 150,000,000 to 250,000,000.

NXPN shall issue a total of 52,000,000 shares of common stock of NXPN (which at the time of Closing will reflect at least 80% of the fully diluted issued and outstanding common stock of NXPN) for delivery to members of HPG at Closing in exchange for 100% of the controlling interest in the securities of HPG.

NXPN shall also authorize and deliver a Certificate of Designation for a class of preferred stock with six million shares, each of which shall have ten votes per share.  The NXPN Preferred Shares shall be issued to Mark D. Hettinger at Closing.

Completion of the Reorganization Agreement, as amended

Effective September 30, 2010, the name of the Company was changed to High Plains Gas, Inc. The Articles of Incorporation were amended to reflect this name change.

In addition the authorized common stock was increased from 150,000,000 par value $0.001 common shares to 250,000,000 par value $0.001 common shares. The amendment was approved by two shareholders representing 58% of the issued and outstanding common stock.

Effective September 30, 2010, the Company completed a 1 for 200 reverse split of the issued and outstanding Common Shares, $0.001 par value.

Prior to the reverse split a total of 99,720,000 common shares were issued and outstanding. Upon completion of the reverse split a total of 498,600 common shares were issued and outstanding. Fractional shares were rounded to the next whole share. (if prior to the reverse split a shareholder had 200 common shares of NXPN they would have 1 common share effective September 30, 2010 as a result of the reverse split) The reverse split was approved by two shareholders representing 58% of the issued and outstanding common stock.

As a result of the reverse split the Company’s symbol for quotation on the Over the Counter Bulletin Board will be “NXPND” for a period of 20 days from the effective date and will return to “NXPN” when that period is complete.

On October 11, 2010, the Company converted all outstanding loan balances including any accrued interest into 12,501,400 common shares issued to five entities. The loans consisted of loans originally from related parties assigned to the entities totaling $284,705 and additional loans or assignments for payment of outstanding accounts payable and accrued liabilities totaling $ 110,633

On October 18, 2010, the Company pursuant to the Reorganization Agreement with High Plains Gas, LLC. Issued 52,000,000 common shares to nine individuals representing 100% of the membership in High Plains Gas, LLC as a result High Plaines Gas, LLC became a 100% owned subsidiary of the Company.

Effective October 18, 2010, pursuant to the Reorganization agreement High Plains Gas, Inc. accepted the resignation of Kenneth Yonika. as President and sole Officer (serving since August 21, 2009; the resignation of Steve Lanham as sole interim Director (serving since July 12, 2010) and made the appointments of Mark Hettinger as CEO, Director and will act as Principal Executive Officer; Joe Hettinger as CFO, Director and will act as Principal Financial Officer. The reorganization agreement called for the appointment of three directors; the current two member board will appoint a third member to fill the vacancy when a suitable candidate is identified.

On October 18, 2010, the parties completed the Reorganization and directed management to file any required documentation to complete the Reorganization as of that date. All parties have undertaken to make all required share/ownership exchanges and issuances effective as of that date. All operations of High Plains Gas, LLC, a Wyoming limited liability company HPG (Private)” continue, as a wholly owned subsidiary of High Plains, Gas, Inc. (the “Company”).

Explanatory Note: High Plains Gas, Inc. has completed the reorganization with and resulting acquisition of  High Plains Gas, LLC. All operations of High Plains Gas, LLC, a Wyoming limited liability company continue, as a wholly owned subsidiary of High Plains, Gas, Inc. (the “Company”). The following discussion relates to the current operations and operations of the subsidiary acquired in the transaction.

Business History

High Plains Gas, Inc. (the “Company”, and together with all of its subsidiaries, “High Plains”) was originally incorporated in Nevada as Northern Explorations, Ltd. on November 17, 2004.  From its inception the Company was engaged in the business of exploration of natural resource properties in the United States.  After the effective date of our registration statement filed with the Securities and Exchange Commission (February 14, 2006), we commenced quotation on the Over-the-Counter Bulletin Board under the symbol "NXPN:OB."

On July 28, 2010, the Company entered into an Reorganization Agreement to acquire High Plains Gas, LLC, a Wyoming limited liability company ( “High Plains LLC”), and on September 13, 2010 changed its name to High Plains Gas, Inc. High Plains LLC procures, produces and markets natural gas (Methane) from the Powder River Basin in Central Wyoming.

On October 18, 2010, the parties completed the Reorganization and directed management to file any required documentation to complete the Reorganization as of that date. All parties have undertaken to make all required share/ownership exchanges and issuances effective as of that date. All operations of High Plains Gas, LLC, a Wyoming limited liability company HPG (Private)” continue, as a wholly owned subsidiary of High Plains, Gas, Inc. (the “Company”).

Business Description

Introduction

High Plains Gas, Inc. (“High Plains”) procures, produces and markets natural gas (Methane) from the Powder River Basin in Central Wyoming.  Through its solid foundation and experience in the region, High Plains intends to pursue expansion plans both within the Basin and across the region.

Through careful planning and strategy, High Plains intends to become the premiere oil and gas acquisition and production company in the Powder River Basin and beyond.  As more fully described below, High Plains Gas has a solid foundation in the Powder River Basin with plans to expand both within the Basin and across the area.  The market knowledge and intangible assets of the personnel of High Plains Gas are essential for strategized growth and exposure management.

Coal Bed Methane Industry Overview

Once a nuisance and mine safety hazard, coal bed methane (CBM) has become a valuable part of our Nation’s energy portfolio.  CBM production has increased during the last 15 years and now accounts for about a twelfth of U.S. natural gas production.  As America’s natural gas demand grows substantially over the next two decades, CBM will become increasingly important for ensuring adequate and secure natural gas supplies for the United States.

CBM is the gas found in coal deposits.  It consists mostly of methane but may also contain trace amounts of carbon dioxide and/or nitrogen.  Most coal beds are permeated with methane, and a cubic foot of coal can contain six or seven times the volume of natural gas that exists in a cubic foot of a conventional sandstone reservoir.

Within coal seams, methane is present on the surface of the solid material.  Hydrostatic pressure causes the methane to adhere to the coal surface via a phenomenon termed adsorption.  Whenever reservoir pressure is reduced, the methane desorbs off of coal surfaces, diffuses through the matrix material, and then flows through a system of natural fractures (cleats) and into a well for delivery to the surface.  CBM is the same as the natural gas in our transmission and distribution pipelines; it is used for space heating and power generation, as a feedstock for chemical production, and in manufacturing processes.

Coal bed natural gas is either biogenic or thermogenic in origin.  Biogenic methane is generated from bacteria in organic matter and is typically a dry gas.  It is generally found at depths of less than 1,000 feet from the earth’s surface in low-rank coals (those coals with a lower carbon content).  Thermogenic methane forms when heat and pressure transform organic matter in coal into methane.  This type of methane is typically a wet gas and frequently contains trace amounts of water vapor, carbon dioxide, nitrogen, and possibly hydrogen sulfide.  It is generally found at greater depths, in higher-rank coals.

The contiguous United States is estimated to have CBM in-place resources of 700 trillion cubic feet (Tcf), of which 100 Tcf may be economically recoverable.  The most prolific basins exist in the western United States, but eastern areas of the nation also have notable reserves of CBM.  Other areas that have significant CBM potential include Alaska and the Illinois Basin.

United States and Power River Basin Coal Bed Natural Gas Resources

United States CBM proved reserves and production have grown nearly every year since 1989.  In 2003, CBM accounted for 18.7 Tcf, or 10%, of the Nation’s proved dry gas reserves, with 1.6 Tcf being produced, or  more than 8% of dry gas production.  CBM produced in Colorado, New Mexico, and Wyoming totaled nearly 1.3 Tcf during 2003, which represents 80% of total CBM production.  Other notable producing areas include the Central Appalachian and Warrior basins in the eastern United States and the Uinta and Raton basins in the Rocky Mountain region.  The majority of future CBM production is expected from western basins.

Estimates of amounts of methane gas in the Powder River Basin vary and are often re-calculated.  There are several methods to estimate the amount of recoverable gas from a coal seam, all having varying degrees of accuracy.

According to the U. S. Geological Survey (2001), the amount of recoverable CBM in the Powder River Basin ranges from 8.24 - 22.42 TCF.  The Wyoming Oil and Gas Conservation Commission (2002) estimates 31.8 TCF of recoverable CBM in the Powder River Basin of Wyoming alone.  The Montana Bureau of Mines and Geology and the U.S. Department of Energy have separately estimated 0.8 - 1.0 TCF of recoverable CBM in the Powder River Basin of Montana. The Environmental Impact Statement for coal bed methane development in the Powder River Basin of Montana reports 2.5 TCF of recoverable gas.

Coal bed natural gas can be recovered from underground mines before, during, or after mining operations.  Significant volumes of CBM also are extracted from “non-mineable” coal seams that are relatively deep or thin, of poor or inconsistent quality, or represent difficult mining conditions.  Ninety percent of the country’s coal resource is non-mineable but represents a vast potential source of natural gas.

Vertical and horizontal wells, including multi-laterals, are used to develop CBM resources.  For the most part, the quality of a seam’s cleat system (high-conductivity flow paths) will dictate the type of well completion and stimulation employed. In high-permeability settings, flow enhancement may not be required.  In other situations, hydraulic fracturing and cavitation stimulations are used.

Although development of CBM resources has been quite successful, the industry continues to face many issues.  These issues are varied, some highly contentious, and include access to resources, permitting, exhaustive environmental planning, litigation, produced-water management, natural gas markets and capital formation, and the need for advanced technologies.
Another important environmental issue for CBM developers stands as a positive.  The release of methane into the atmosphere, either through natural seeps, ventilation during mining, or via other means, has environmental consequences.  Methane is a potent greenhouse gas, with 21 times the global warming potential of carbon dioxide.  In fact, coal mining accounts for about 10% of U.S. methane emissions.  Therefore, recovery of CBM mitigates a large source of methane emissions and allows for economic use of the energy source.

How does CBM Compare to Conventional Natural Gas?

Methane is the chief component of natural gas, and CBM can be used in very much the same way as conventional gas.  Conventional gas is formed in limestone and shale formations; pressure and temperature unite to transform organic matter into hydrocarbons over time, similar to thermogenic production in deeper coals.  Natural gas migrates upward until trapped by a geologic barrier or fault and remains in this reservoir until it is discovered and drilled, or released by some natural means.  Conventional gas wells are typically 4,000 to 12,000 feet deep and extract gas from sandstone and shale formations.  The location and extent of conventional gas typically requires exploratory drilling since the location of reservoirs is not apparent from the surface.  Coal bed wells are generally considered shallow and range from 400 to 1,500 feet in the Powder River basin but can be as deep as 5,000 feet in some basins.

The Powder River Basin

The Powder River Basin is located in northeastern Wyoming and southeastern Montana.  The basin covers an area of approximately 25,800 square miles, of which approximately 75% is in Wyoming.  Fifty percent of the Powder River basin is believed to have the potential for CBM production.

Coal beds in this region intermingle at varying depths with sandstones and shale.  The majority of the productive coal zones range from 150 feet to 1,850 feet below ground.  The uppermost formation is the Wasatch Formation, extending from land surface to 1,000 feet deep.  Most of the coal seams in the Wasatch Formation are continuous, but thin (six feet or less).  The Fort Union Formation lies directly below the Wasatch Formation and can be as thick as 3,000 feet.  The coal beds in Fort Union formation are usually more plentiful in the upper portion, named the Tongue River member.  This member is normally 1,500 to 1,800 feet thick, of which a net total of 350 feet of coal can be found in various seams.  The thickest of the individual coal seams is over 150 feet thick.  CBM production is primarily from the Fort Union rather than the overlying Wasatch.  The Fort Union Formation supplies municipal water to the city of Gillette, WY and is the same formation that contains the coals that are developed for CBM.  The coal beds contain and transmit more water than the sandstones.  The sandstones and coal beds are both used for the production of water and the production of CBM.  Total Dissolved Solids (TDS) levels in the water produced from these coal beds meet the water quality criteria for drinking water.  The Powder River Basin is the fastest growing CBM area in the United States.  The huge coal deposits contain enormous amounts of methane gas due to their unusual thickness as evident in the amount of coal produced from this region.  The low gas content per ton and low pressure were initially seen as barriers to development.  The first wells drilled and completed produced massive volumes of water but little gas.  As companies altered their drilling to more shallow wells, production increased.  The low drilling costs, the short completion time and the relatively good quality of water coupled with inexpensive water management i.e. surface discharge encouraged development.

Simplified CBM Well

Water Flow
Gas Flow
Topsoil
Mudstone
Cone of Depression
Sand
Cement to Surface
Siltstone
Sandstone
Clay
Submersible Pump
Coal
Carbonaceous Shale

The United States has estimated CBM reserves exceeding 700 Tcf, (trillion cubic feet) of which 100 Tcf are thought to be economically recoverable.   The Power River Basin has an estimated 33 Tcf of recoverable natural gas.  About 8% of total natural gas production in the United States is produced from coal beds.

In 2007, Powder River Basin coalbed methane fields produced 442 billion cubic feet of gas, making the field the 3rd largest source of natural gas in the United States.

Operations

High Plains currently maintains five active leases: Stone Pile, Reeves, Foundation Pod, RAG Pod, and the Dry Fork Lease.  Each lease contains several wells, ranging in development from newly drilled to producing wells.  High Plains has maintained a 98% successful rating across all current wells by managing geological surveys, knowledge of coal-washouts and sour-methane treating techniques.

High Plains maintains 92 producing wells with 57 of the 92 producing wells selling marketable natural gas.  In addition, seven wells have recently been drilled on the Dry Fork lease, but are in the de-water phase.  However, until recently, the majority of those wells were not connected to a gas transmission line.  However, nine of the 24 producing wells are now selling marketable gas.  By 2011 year end, the Company believes that all currently producing wells will be connected to the High Plains infrastructure.  As drilling has proved successful, Management intends that each newly added well will be connected to the High Plains infrastructure within 30 calendar days of well completion.

Management of High Plains considers growth as a core value to continued success of the Company.  In preparation for this proposed growth, High Plains has acquired and owns an inventory of gas related equipment and material.  Current average well depth is approximately 280 feet.  At this depth, High Plains owns sufficient well casing to cover 20 wells.  High Plains also owns 36 additional well site equipment packages.  Finally, High Plains maintains an inventory of eight miles of 8-inch transmission line. These, when combined with the infrastructure installation equipment, provide a visible asset base and allow High Plains to continue to grow production and revenue.

The Dry Fork Project

High Plains has secured all of the available leases comprising the Dry Fork Project, and has drilled seven wells on this lease.  These completed wells are currently in the de-water phase, although three are beginning to show gas.  Other wells, drilled and maintained in this area have produced marketable gas for over seven years.  In addition to proven production, High Plains maintains secure control of all gas flow, both around the Project, and to and from the Project.

In 2007, High Plains secured a lease with Western Fuel Cooperative (Dry Fork Mine) for all methane within a depth of 3,000 feet of surface.  This lease contains the portion of the Wyodak coal-bed located East and North of Gillette, WY.  As referenced above, Wyoming’s Powder River Basin contains approximately 33 Trillion cubic feet of recoverable natural gas, of which the Dry Fork Project has the potential to capture approximately 37 Billion cubic feet, conservatively.

Dry Fork Phase I

Currently, High Plains has drilled seven wells on the Dry Fork lease as the initial steps of the Dry Fork project.  These wells have been enhanced via hydrolysis.  These wells are de-watering at a rate of approximately 588,000 gallons per day, each.  Three wells have started showing methane, and de-watering has been controlled to maximize gas collection.  All seven wells are connected to the High Plains infrastructure so that all produced gas is transmitted to a point of sale.

The first phase of the Dry Fork project is comprised of about 70 new wells. The drilling on these wells is expected to begin in November 2010.  Well drilling time is three days per well per drilling rig at a schedule intended to minimize cost and maximize revenue.  High Plains plans to run and will continue to run two to three rigs until all 70 wells are drilled.  Management believes drilling will be completed in July 2011.

Dry Fork Phase II

The second phase of the Dry Fork Project is a continuation of the first phase comprising of 83 new wells.  The drilling program is scheduled to begin in November 2011.  Well drilling time is about three days per well per drilling rig at a schedule intended to minimize cost and maximize revenue.  Again High Plains plans to run two to three rigs until all 83 wells are drilled.  Management estimates that drilling will be completed in June 2012.

Prior to production of marketable gas, each well must be de-watered.  De-watering time is conservatively estimated at 4.5 months.  Current wells have displayed as short as a 21-day de-watering period.  Because water levels between wells (within a gas field) are intimately related, having additional wells, each de-watering, can potentially decrease the overall average de-watering period per well. This is a potential project success point that is reflected in the Dry Fork Phase II projections.

The end goal of Dry Fork is the sale of methane gas.  High Plains owns and controls the only transmission line with access to this gas opportunity.  Additionally, High Plains maintains relationships with two independent transmission companies, who will act as the point of sale for all gas produced by Dry Fork.  High Plains has firm transportation of the produced gas.  Redundancy in the points of sale enables High Plains to minimize compression fees as well as circumnavigate a potential failure with one transmission company.

The Dry Fork project is somewhat unique to the market because of the relationships that High Plains has with other industry participants in the Gillette, WY area gas market.  The relationships developed by company executives with surrounding land owners, in addition to the transmission control and permitting capabilities, benefit our competitive position and minimize risk.  Finally, High Plains has developed innovative techniques with respect to treatment of sour-gas.

Because of the location of the Dry Fork lease, High Plains believes it has made it more difficult for potential competitors to become involved.  The Dry Fork lease is completely bordered on three sides by the City of Gillette, Dry Fork mine, and Eagle Butte mine.  The State of Wyoming forbids pipelining through a city (within 350 feet of a dwelling).  Because of the impact to their respective operations, each mine will not allow a pipeline through their operations.  High Plains presently holds the most viable pipeline route.  Because of these factors, High Plains believes we currently have significant control of the transmission of gas coming from this field.

High Plains management believes it has the support of each neighbor coal mine.  The Dry Fork lease borders two coal mines (Dry Fork and Eagle Butte).  Executives of both coal mines maintain contact with managers at High Plains.  Future coal mine expansion includes the Dry Fork lease area which should begin in about 2040.  Like gas, coal is sold based on the energy it contains.  “Wet-coal”, in nature, contains considerably less energy than “Dry-coal”.  By de-watering this coal-bed (an essential step of methane collection), High Plains performs a service to both mines.  Executives at each mine recognize this fact and have offered services to High Plains including power, Right-of-Way access, and reduction in Right-of-Way damages in order to facilitate de-watering, significantly decreasing the overall cost of gas production.

High Plains has thus far had a great success with regards to obtaining required permits.  Drilling operations require three permits: Wyoming Oil and Gas Conservation Commission Permit, Wyoming State Engineers Water Well Permit, and a Department of Environmental Quality Discharge Permit.  By maintaining positive relationships with each commission, High Plains continues to receive all requested permits including unlimited water discharge from the DEQ.  Currently, High Plains has possession of permitting for the first 21 wells of Dry Fork.

Western Gas Resources (WGR) previously owned a portion the Dry Fork lease.  Upon drilling, WGR discovered a trace amount of hydrogen sulfide (H2S).  Methane containing H2S is considered sour, and without treatment, is unmarketable.  High Plains presently possesses treatment capability sufficient to treat the gas produced by Dry Fork.  We believe this technique is more cost efficient than others acting as a cost barrier to competing companies, and without treatment, this gas is not marketable.  High Plains plans to expand the use of their gas treatment technique into additional production opportunities and lease with predictable sour gas.

Phase III and other Potential Projects

High Plains is currently negotiating the acquisition of the Belle Fourche Drainage Lease which has the potential to be as profitable as the Dry Fork Project.  The Belle Fourche Drainage Lease acquisition would provide High Plains a 280 natural gas drilling program.  Once acquired, High Plains would begin to design a gathering system and drilling program with an estimated starting date of July 2012.

Other Matters

Employees
High Plains currently has a total of three officers and employees in its corporate management, and six employees in its drilling operations.   We believe our relationship with our employees is good.

Research and Development
High Plains has not incurred significant expense for research and development activities, Research and development activities have been conducted independently by our principal executives.  The costs of our research and development activities are not borne directly by our customers.

Regulation
High Plains operations are subject to various government controls and regulation at the federal, state and local levels.  High Plains must obtain permits to drill and produce; maintain bonding requirements to drill and operate wells; submit and implement spill-prevention plans; and file notices relating to the presence, use, and release of specified contaminants incidental to gas production.  High Plains is also subject to various conservation matters, including the regulation of the size of drilling and spacing units, the number of wells that may be drilled in a unit and the unitization or pooling of gas properties.

Certain High Plains leasehold acreage in the Rocky Mountain area is held under leases granted by the federal government and administered by federal agencies, principally the Bureau of Land Management (BLM).  Current federal regulations restrict activities during certain times of the year on portions of these leaseholds due to wildlife activity and/or habitat.  The presence of wildlife, including species that are protected under the federal Endangered Species Act could limit access to leases held by High Plains on public lands.

Intellectual Property
None.

Dependence on one or a few major customers
High Plains is not dependent on any one or a few major customers.

Competition
We compete directly with other leading global energy companies such as EOG, Conoco Phillips and Hess.  Many of our direct competitors have significantly higher capital resources than we do.

We also compete indirectly with various forms of fossil fuel production and alternative energy.

Financial Information

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Management's Discussion and Analysis of Financial Condition and Results of Operations

On October 18, 2010, High Plains Gas, LLC, a Wyoming limited liability company (“HPG”), reorganized (the "Reorganization") with High Plains, Gas, Inc., a Nevada corporation “NXPN”. NXPN acquired all of the outstanding ownership interest of HPG pursuant to the Reorganization and will continue its business operations, as a wholly owned subsidiary of High Plains, Gas, Inc. (the “Company”).

NXPN acquired 100% of the HPG issued and outstanding membership units in exchange for 52,000,000 shares of NXPN’s common stock.  As a result, HPG’s former stockholders became the controlling stockholders of NXPN.  The share exchange with NXPN was treated as a reverse acquisition, with HPG as the accounting acquirer and NXPN as the acquired party.

Consequently, HPG assets and liabilities and historical operations will be reflected in the consolidated financial statements for periods prior to the Reorganization Agreement.  After the completion of the Reorganization Agreement, HPG consolidated financial statements will include the assets and liabilities of both HPG and NXPN, our historical operations up through the closing date of the Reorganization Agreement and the combined operations of NXPN and HPG from the closing date of the Reorganization Agreement.

Forward-Looking Statements
Certain statements concerning the Company's plans and intentions included herein may constitute forward-looking statements for purposes of the Securities Litigation Reform Act of 1995 for which the Company claims a safe harbor under that Act. There are a number of factors that may affect the future results of the Company, including, but not limited to, (a) the ability of the Company to obtain additional funding for operations and (b) the continued availability of management to develop the business plan.

This current report may contain both historical facts and forward-looking statements.  Any forward-looking statements involve risks and uncertainties, including, but not limited to, those mentioned above.  Moreover, future revenue and margin trends cannot be reliably predicted.

Critical Accounting Policies and Estimates
Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The reported financial results and disclosures were determined using the significant accounting policies, practices and estimates described below:

Use of Estimates
The preparation of these financial statements is in conformity with accounting principles generally accepted in the United States of America and requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The most critical estimate the Company uses is the engineering estimate of proved oil and gas reserves.  This estimate affects the application of the successful efforts method of accounting, the calculation of depreciation and depletion of oil and gas properties and the estimate of the impairment of the Company’s oil and gas properties.  It also affects the estimated lives of the Company’s assets used to determine asset retirement obligations.

Successful Efforts Method Accounting
The Company uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, to drill and equip development wells and related asset retirement costs are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

Impairment of Oil and Gas Properties
We test for impairment of our properties based on estimates of proved reserves. Proved oil and gas properties are reviewed for impairment whenever events or circumstances indicate that the carrying amount may not be recoverable. We estimate the future undiscounted cash flows of the affected properties to judge the recoverability of the carrying amounts. Initially this analysis is based on proved reserves. However, when we believe that a property contains oil and gas reserves that do not meet the defined parameters of proved reserves, an appropriately risk adjusted amount of these reserves may be included in the impairment evaluation. These reserves are subject to much greater risk of ultimate recovery. An asset would be impaired if the undiscounted cash flows were less than its carrying value. Impairments are measured by the amount by which the carrying value exceeds its fair value.

Impairment analysis is performed on an ongoing basis. In addition to using estimates of oil and gas reserve volumes in conducting impairment analysis, it is also necessary to estimate future oil and gas prices and costs, considering all available evidence at the date of review. The impairment evaluation triggers include a significant long-term decrease in current and projected prices or reserve volumes, an accumulation of project costs significantly in excess of the amount originally expected and historical and current negative operating losses. Although we evaluate future oil and gas prices as part of the impairment analysis, we do not view short-term decreases in prices, even if significant, as impairment triggering events.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of the impairment by providing an impairment allowance. An asset would be impaired if the undiscounted cash flows were less than its carrying value. Impairments are measured by the amount by which the carrying value exceeds its fair value. Because the Company uses the successful efforts method, the Company assesses its properties individually for impairment, instead of on an aggregate pool of costs.

During 2009 and 2008, there was $0 and $450,984 of impairment expense related to oil and gas properties.

Depreciation and Depletion of Oil and Natural Gas Properties
Capitalized costs of producing oil and gas properties, after considering estimated residual salvage values, are depreciated and depleted by the unit-of-production method. This method is applied through the simple multiplication of reserve units produced by the leasehold costs per unit on a field by field basis. Leasehold cost per unit is calculated by dividing the total cost of acquiring the leasehold by the estimated total proved oil and gas reserves associated with that lease. Field cost is calculated by dividing the total cost by the estimated total proved producing oil and gas reserves associated with that field. Depletion expense was $385,430, and $440,129 during 2009 and 2008, respectively.

Asset Retirement Obligations
The Company follows FASB ASC 410 – Asset retirement and Environmental Obligations, which requires entities to record the fair value of a liability for legal obligations associated with the retirement obligations of tangible long-lived assets in the period in which it is incurred. This standard requires the Company to record a liability for the fair value of the dismantlement and plugging and abandonment costs excluding salvage values. When the liability is initially recorded, the entity increases the carrying amount of the related long-lived asset. Over time, accretion of the liability is recognized each period, and the capitalized cost is amortized over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement.

Concentrations of Credit Risk
All of the Company’s receivables are due from oil and natural gas purchasers.  The Company sold 100% of its oil and natural gas production to two customers in 2009 and 2008, respectively.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At December 31, 2009 and 2008, the Company did not have any cash in excess FDIC insured limits, respectively. The Company has not experienced any losses in such accounts.

Revenue and Cost Recognition
The Company uses the sales method of accounting for natural gas and oil revenues. Under this method, revenues are recognized based on the actual volumes of gas and oil sold to purchasers. The volume sold may differ from the volumes to which the Company is entitled based on its interest in the properties. Costs associated with production are expensed in the period incurred.  The pipeline revenue is earned at the time the gas is physically delivered from the customer to the gas purchaser through the Company’s pipeline.

Cash and Cash Equivalents
Cash and cash equivalents include cash in banks and liquid deposit with maturities of three months or less.

Accounts receivable and allowance for doubtful accounts
Accounts receivable are reflected at net realizable value. We establish provisions for losses on accounts receivable if we determine that we will not collect all or part of the outstanding balance. We regularly review collectability and establish or adjust the allowance as necessary using the specific identification method. There is no significant allowance for doubtful accounts at December 31, 2009 or 2008.

Income taxes
The Company is a Limited Liability Company and the tax implications are passed down to the members of the LLC.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash, receivables, payables and long-term debt. The carrying amount of cash, receivables and payables approximates fair value because of the short-term nature of these items. The carrying amount of long-term debt approximates fair value due to the relationship between the interest rate on long-term debt and the Company’s incremental risk adjusted borrowing rate.

Stock-based compensation
The Company follows the provisions of FASB ASC 718 – Stock Compensation. The statement requires all stock-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values on the date of grant

Financial Condition and Results of Operations

Six month periods ended June 30, 2010 and 2009
For the six month period ended June 30, 2010, we had total revenues of $675,942, which consisted of $662,652 from oil and gas sales and $13,290 from pipeline revenues.  Operating expenses included production costs of $463,123, general and administrative of $264,664, depreciation and depletion expense of $312,796, accretion expense of $3,326. We experienced a net loss from operations for the period of $367,967. Our net loss for the period amounted to $397,955 which included our net loss from operations as indicated above of $367,967, interest expense of $36,978 and other income of $6,990.

For the six month period ended June 30, 2009, we had total revenues of $287,905, which consisted of $189,516 from oil and gas sales and $98,389 from pipeline revenues.  Operating expenses included production costs of $262,107, general and administrative of $58,159, depreciation and depletion expense of $195,113, accretion expense of $1,143. We experienced a net loss from operations for the period of $228,617. Our net loss for the period amounted to $242,646 which included our net loss from operations as indicated above of $228,617, interest expense of $13,882 and other expense of $147.

A comparison of the two periods indicates a substantial increase (more than double) in total revenues for the six month period ended June 30, 2010 over the same period in 2009. In the 2010 period production costs were approximately 69% of revenue as compared to the same period in 2009 where production costs were approximately 91% of revenue.  As revenue levels increase we expect to efficiencies to improve our operational margins on production. Currently, revenue volume is not sufficient to offset all costs and we continue to experience losses from operations. The increase in general and administrative expense of $206,505 over the prior period was the most significant factor resulting in the increase in net operating losses 139,350.

Twelve month periods ended December 31, 2009 and 2008
For the twelve month period ended December 31, 2009, we had total revenues of $806,437, which consisted primarily of $482,854 from oil and gas sales, $235,689 from pipeline revenues and other income of $87,930.  Operating expenses included production costs of $587,549, general and administrative of $210,454, depreciation and depletion expense of $385,430, accretion expense of $2,139. We experienced a net income from operations for the period of $212,036. This net income from operations was primarily due to a gain recognized on the sale of oil and gas property of $591,135

For the twelve month period ended December 31, 2008, we had total revenues of $1,475,504, which consisted of $850,471 from oil and gas sales and $625,033 from pipeline revenues.  Operating expenses included production costs of $406,133, general and administrative of $212,773, depreciation and depletion expense of $440,129, accretion expense of $2,000. We experienced a net loss from operations for the period of $36,515. This net loss from operations was primarily due to an impairment expense of $450,984.

A comparison of the two periods indicates a substantial decrease in total revenues for the twelve month period ended December 31, 2019 over the same period in 2008. In the 2009 period production costs were approximately 73% of revenue as compared to the same period in 2008 where production costs were approximately 28% of revenue.  As revenue levels decrease we have seen efficiencies to worsen, negatively impacting our operational margins on production. Each period has significant adjustment impacting net income (loss) from operations; in 2009 a gain recognized on the sale of oil and gas property of $591,135 and in 2008  an impairment expense of $450,000 were the most significant factors impacting net income (loss) from operations. Absent these factors the higher total revenue of the 2008 period would have resulted in a $414,469 net income from operations illustrating, that higher levels of revenues need to be maintained to achieve the cost efficiencies necessary to attain profitability from operations.

Liquidity and Capital Resources

As of June 30, 2010, net cash provided by operating activities totaled $60,599.  Net cash used in investing activities totaled $417,208 of which $399,221 was incurred in acquiring oil and properties and $17,987 was used in the purchase equipment and furniture.  Financing activities provided a net total of 399,870 that included proceeds from bank financing totaling $1,400,000, net proceeds from investors totaling $433,646, less principal payments on notes payable of $1,299,776 and reduction in related party loans of $134,000. The resulting change in cash for the period was an increase of $43,261. Cash at the beginning of the period totaled $70,426 resulting in $113,687 cash at the end of the period ending June 30, 2010.

As of June 30, 2009, net cash used in operating activities totaled $30,323.  Net cash used in investing activities totaled $220,640 of which $220,640 was incurred in acquiring oil and properties.  Financing activities provided a net total of 228,000 that included proceeds from bank financing totaling $220,000 and net proceeds from investors totaling $100,000, less principal payments on notes payable of $92,000. The resulting change in cash for the period was a decrease of $22,963. Cash at the beginning of the period totaled $74,810 resulting in $51,847 cash at the end of the period ending June 30, 2009.

Comparing the six month period ended June 30, 2010 period to the same 2009 period; the 2009 increase in cash available from financing activities and operating activities were sufficient to offset increased use of cash from investing activities resulting in a net increase of available cash over the prior period of $61,840.

Our near term cash requirements are anticipated to be offset through the receipt of funds from private placement offerings and loans obtained through private sources.

Critical components of our operating plan impacting our continued existence are the net revenue to be generated from the production and sale of oil and gas and the ability to obtain additional capital through additional equity and/or debt financing. Over the next twelve months we believe that our existing capital, funds and funds from the production and sale of oil and gas will not be sufficient to sustain operations and planned development of those intended operations.  We believe we need an additional $10,000,000 to develop our current business model and sustain operations for the next 12 months which we intend to raise through a private offering of our common equity.

Plan of Operation

High Plains Gas, Inc. (“High Plains”) procures, produces and markets natural gas (Methane) from the Powder River Basin in Central Wyoming.  Through its solid foundation and experience in the region, High Plains intends to pursue expansion plans both within the Basin and across the region.

Through careful planning and strategy, High Plains intends to become the premiere oil and gas acquisition and production company in the Powder River Basin and beyond.  As more fully described below, High Plains Gas has a solid foundation in the Powder River Basin with plans to expand both within the Basin and across the area.  The market knowledge and intangible assets of the personnel of High Plains Gas are essential for strategized growth and exposure management.

Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements or financing activities with special purpose entities.

Properties

HPG owns no properties and leases mineral rights to various properties related to its mining and extraction operations.

Our executive offices are located at 1200 West Lincoln, Gillette, Wyoming 82716.

Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership Table

The following table sets forth, as of October 18, 2010; the beneficial ownership of High Plains Gas, Inc. common stock by each person known to the company to beneficially own more than five percent (5%) of the company’s common stock, including options, outstanding as of such date and by the officers and directors of the company as a group. Except as otherwise indicated, all shares are owned directly:

Common Stock
	Amount and Nature		Percentage (1)
Name and Address of Beneficial Owner	of Beneficial Ownership	Acquirable	of Class
Mark Hettinger (2)	23,920,000	0	36.8
CEO and Director
Joe Hettinger (2)	20,150,000	0	31
CFO and Director
Greg Greenough (2)	3,120,000	0	4.8
VP Operations

Officers and Directors as a Group	47,190,000	0	72.6

Total	47,190,000	0	72.6

Notes:
(1) Each beneficial owner’s percentage ownership assumes the exercise or conversion of all options, warrants and other convertible securities held by such person and that are exercisable or convertible within 60 days after October 18, 2010.

(2) These Holders are former holders in High Plains Gas, LLC and their positions resulted from the share exchange resulting from the reorganization agreement closed on October 18, 2010. The Business address for these holders is 6800 Force Road, Gillette, Wyoming  82716.

Total shares outstanding as of October 18, 2010 were 63,000,000 held by approximately 29 shareholders of record and an undetermined number of holders in street name.

Beneficial Ownership of Securities: Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, a beneficial owner of securities is a person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through means including the exercise of any option, warrant or conversion of a security.

Equity Compensation Plan Information

We currently have no Equity Compensation plans in place.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.  Our directors and executive officers may receive stock options at the discretion of our board of directors in the future.  We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

No options, warrants or other convertible securities have been issued to any officer, directors, or others at this time.

Directors, Executive Officers

Director and Executive Officer Summary

The following table sets forth the names, ages, and principal offices and positions of our current directors, executive officers, and persons we consider to be significant employees.  The Board of Directors elects our executive officers annually.  Our directors serve one-year terms or until their successors are elected, qualified and accept their positions.  The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors.  There are no family relationships or understandings between any of the directors and executive officers.  In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

Name of Director or Officer	Age	Position
Mark Hettinger	51	Chief Executive Officer, President and Chairman
Joe Hettinger	28	Chief Financial Officer and Director
Greg Greenough	49	Vice President of Operations

Executive Officer and Director Bios

Mark Hettinger, Chief Executive Officer, President and Chairman
Mark Hettinger has over 30 years of experience in oil and gas construction, fabrication and process equipment.  Mark founded Hettinger Welding in 1980 to provide welding and fabrication services to energy companies in Wyoming.  In October 2006, after 28 years as principal owner and CEO, Mark sold Hettinger Welding.  Mark’s unique vision and professional ambition grew Hettinger to over 1,400 employees and a $200 million plus dollar annual market share, solidifying Hettinger as one of the largest oil and gas construction firms in the Western United States.  In 2009, Mark retired as CEO of Hettinger to focus on oil and gas production and is became  managing member of High Plains Gas, LLC, which was acquired by the Company in connection with the reorganization agreement.

Joe Hettinger, Chief Financial Officer and Director
Joe Hettinger has over 10 years of experience in accounting and finance in the banking and energy industries.  Joe co-authored the internal control structure for Sarbanes Oxley sec. 404 for a publicly traded bank in 2004.  In 2004, Joe co-founded Rocky Mountain Development Group, Inc. where he served as the Vice President of Acquisitions and Finance through 2006.  Joe became a member of the Hettinger Companies in 2007 as the Southern Wyoming Regional Manager and Director of Contract Administration.  In 2008 Joe managed oil and gas facility construction projects worth over $90 million dollars for Hettinger Companies.  Joe became a managing member of High Plains Gas, LLC., which was acquired by the Company in connection with the reorganization agreement.

Greg Greenough, Vice President of Operations
Greg Greenough started his career in the energy sector in 1983 as a Roustabout Laborer.  After four years, Greg went to work for Atles Powder (Nelson Brothers) as a Blasting Technician.  Several years of hard work promoted Greg to Site Manager, controlling operations at several coal mines, including the Dry Fork Mine.  In 2000, Greg left to join the Marathon Oil team, managing automation and measurement.  During his tenure at Marathon, Greg designed well head hookups, electrical instrumentation for wells, and managed special projects.  Greg’s time spent in the Gillette energy sector has given him invaluable contacts as well as intricate knowledge of gas field infrastructure.  Prior to the reorganization, Greg has been an active member of High Plains LLC since 2006 as the Operations Manager.

Legal and Disciplinary History
No officer, director or control person of the Company has been the subject of:

1.	A conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

2.
The entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

3.
A finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

4.
The entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Executive Compensation

SUMMARY COMPENSATION TABLE

							Nonqualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)

Mark Hettinger (1)	2010	0	0	0	0	0	0	0	0
CEO and director	2009
(October 18, 2010)

Joe Hettinger (1)	2010	0	0	0	0	0	0	0	0
CFO and Director	2009	0	0	0	0	0	0	0	0
(October 18, 2010)

Greg Greenough (1)	2010	0	0	0	0	0	0	0	0
VP of Operations	2009	0	0	0	0	0	0	0	0
(October 18, 2010)

Kenneth Yonika (1)(2)	2010	0	0	0	0	0	0	0	0
Former President	2009	0	0	0	0	0	0	0	0

Director Compensation

		Fees Earned	Nonqualified
		Or	Non-Equity	Deferred
		Paid In	Stock	Option	Incentive Plan	Compensation	All Other
Name	Year	Cash ($)	Awards ($)	Awards ($)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)

Mark Hettinger (1)	2010	0	0	0	0	0	0	0
(October 18, 2010)	2009

Joe Hettinger (1)	2010	0	0	0	0	0	0	0
(October 18, 2010)	2009	0	0	0	0	0	0	0

Steve Lanham (1)	2010	0	0	0	0	0	0	0
(Former Director)	2009	0	0	0	0	0	0	0

Notes:

(1) Effective October 18, 2010, pursuant to the Reorganization agreement High Plains Gas, Inc. accepted the resignation of Kenneth Yonika. as President and sole Officer (serving since August, 21 2010; the resignation of Steve Lanham as sole interim Director (serving since July 12, 2010) and made the appointments of Mark Hettinger as CEO, Director and will act as Principal Executive Officer; Joe Hettinger as CFO, Director and will act as Principal Financial Officer.
(2) Pacific Crest Partners, Inc. is a company affiliated with Kenneth Yonika. Our former President and sole Officer (serving since August, 21 2010; this firm has accrued a total of $63,120 for consulting services since April of 2010

The Company fiscal year end is March 31; the table above represents the fiscal years ended March 31, 2010 and March 31, 2009

As of September 30, 2010, High Plains Gas, Inc. had no group life, health, hospitalization, medical reimbursement or relocation plans in effect.

We had no pension plans or plans or agreements which provide compensation on the event of termination of employment or change in control of us and have therefore eliminated a column specified by Item 402 (c)(2) titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings (h)” in the above Summary Compensation Table

Joe Hettinger is the son of Mark Hettinger.  Other than that relationship, no family relationships exist among any directors, executive officers, or persons nominated or chosen to become directors or executive officers.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors.  We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Compensation of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings.  We did not pay director's fees or other cash compensation for services rendered as a director in the year ended March 31, 2010.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established.  Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.  Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.  No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Employment Agreements

No formal employment agreements are currently in place. The terms and scope of employment for executives continuing service post merger are being reviewed and new agreements are expected to be put in place.

Currently, we have agreed to pay the Named Executive Officers an annual salary.  Base salary may be increased from time to time with the approval of the board of directors.  The following summarizes the agreed annual salary of each of the named executive officers:

Mark Hettinger	$175,000

Joe Hettinger	$150,000

Patrick Greenough	$125,000

We may also pay bonuses to our named executive officers and other employees at the discretion of the board of directors.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.  Our directors and executive officers may receive stock options at the discretion of our board of directors in the future.  We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Board Meetings and Committees

Our board of directors is currently comprised of two individuals.  Decisions of the Board of Directors were generally taken by written resolutions.

Certain Relationships and Related Transactions, and Director Independence

As of the date of this Current Report, other than as disclosed below, none of our directors, officers or principal stockholders, nor any associate or affiliate of the foregoing, have any interest, direct or indirect, in any transaction or in any proposed transactions, which has materially affected or will materially affect us.

Other transactions
Because of the remote location of the Company’s headquarters, the Company periodically utilizes an airplane owned by Mark Hettinger for business related travel.  Mr. Hettinger is reimbursed all costs associated with utilization of such airplane.

Common Stock
On October 18, 2010, the Company converted all outstanding loan balances including any accrued interest into 12,501,400 common shares issued to five entities. The loans consisted of loans originally from related parties assigned to the entities totaling $295,265 and additional loans or assignments for payment of all outstanding accounts payable and accrued liabilities totaling $ 110,663

On October 18, 2010, the Company pursuant to the Reorganization Agreement with High Plaines Gas, LLC. Issued 52,000,000 common shares to nine individuals representing 100% of the membership in High Plaines Gas, LLC as a result High Plaines Gas, LLC became a 100% owned subsidiary of the Company.

Director Independence

Our directors are not "independent," as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002.  Although our stock is not listed for trading on the Nasdaq Stock Market at this time, we are required to determine the independence of our directors by reference to the rules of a national securities exchange or of a national securities association (such as the Nasdaq Stock Market).  In accordance with these requirements, we have determined that Mark Hettinger and Joe Hettinger are not "independent directors," as determined in accordance with Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market, Inc.

Legal Proceedings

No legal proceedings were initiated or served upon the Company in the fiscal year ending March 31, 2010 or in the subsequent six month period ended September 30, 2010.

Management of High Plains is not aware of any legal proceedings contemplated by any governmental authority or any other party involving us or our properties.  As of the date of this memorandum, no director, officer or affiliate is (i) a party adverse to us in any legal proceeding, or (ii) has an adverse interest to us in any legal proceedings.  Management is not aware of any other legal proceedings pending or that have been threatened against us or our properties.

From time to time the Company may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims, other than those disclosed above, are pending against or involve the Company that, in the opinion of management, could reasonably be expected to have a material adverse effect on its business and financial condition.

Market of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Our common stock is quoted in United States markets on the over the counter bulletin board under the symbol “NXPN.OB.”  We are in the process of changing our symbol to something which more reflects the current name of the Company.  There is no assurance that the common stock will continue to be quoted or that any liquidity exists for our shareholders.

The market for our common stock is limited, and can be volatile.  The following table sets forth the high and low bid prices relating to our common stock on a quarterly basis for the periods indicated as quoted by the over the counter bulletin board stock market. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.

Quarter Ended	High Bid	Low Bid

30-Sep-08	$0.34	$0.20
31-Dec-08	$0.33	$0.27
31-Mar-09	$0.42	$0.08

30-Jun-09	$0.33	$0.08
30-Sep-09	$0.11	$0.02
31-Dec-09	$0.02	$0.00
31-Mar-10	$0.01	$0.00
30-Jun-10	$0.00	$0.01
30-Sep-10	$0.03	$0.00

As of the date of this Current Report on  Form 8-K and giving effect to the reorganization agreement, the Company had 250,000,000 shares of common stock authorized with approximately 65,000,000 shares issued and outstanding; we had 29 shareholders of record of certificates in physical form, which does not include shareholders whose shares are held in street or nominee names.

Penny Stock Regulations

Our common stock is quoted in United States markets by the Pink Sheets under the symbol “NXPN.OB.”  The sale price of our common stock has been reported below $5.00 per share in the recent past.  As such, the Company's common stock may be subject to provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), commonly referred to as the “penny stock rule.”

Section 15(g) sets forth certain requirements for transactions in penny stocks, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act.  The SEC generally defines “penny stock” to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions.  As long as the Company's common stock is deemed to be a penny stock, trading in the shares will be subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors.

Dividends

The Company has not issued any dividends on the common stock to date, and does not intend to issue any dividends on the common stock in the near future.  We currently intend to use all profits to further the growth and development of the Company.

Recent Sales of Unregistered Securities

The following represent all sales of unregistered securities in the last two full fiscal years and the subsequent interim period up to the date hereof:

Securities Issued in Connection with the Merger

On October 18, 2010, the Company pursuant to the Reorganization Agreement with High Plaines Gas, LLC. issued 52,000,000 common shares to nine individuals representing 100% of the membership in High Plaines Gas, LLC as a result High Plaines Gas, LLC became a 100% owned subsidiary of the Company. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution.  These shares are restricted securities and include an appropriate restrictive legend

On October 18, 2010, the Company converted all outstanding loan balances including any accrued interest into 12,501,400 common shares issued to five entities. The loans consisted of loans originally from related parties assigned to the entities totaling $295,265 and additional loans or assignments for payment of all outstanding accounts payable and accrued liabilities totaling $ 110,663

The shares were issued as exempted transactions under Section 4(2) and/or Regulation S of the Securities Act of 1933. They are subject to Rule 144 of the Securities Act of 1933. The recipient(s) of our securities took them for investment purposes without a view to distribution.  Furthermore, they had access to information concerning our Company and our business prospects; there was no general solicitation or advertising for the purchase of our securities; and the securities are restricted pursuant to Rule 144 and include an appropriate restrictive legend.

There were no sales of unregistered securities during the fiscal years ended March 31, 2009 and March 31, 2010.

Description of the Registrant’s Securities

The following sets forth the material terms of the Company’s securities.  However, a more detailed description of our securities is contained in the Company’s Articles of Incorporation.

Common Stock
Our Articles of Incorporation authorize the issuance of up to 250,000,000 shares of common stock, par value $0.001.  As of the date of this Current Report on Form 8-K and giving effect to the reorganization agreement, there are effectively approximately 65,000,000 shares of common stock issued and outstanding.  On July 14, 2008, our Board of Directors approved a forward stock split of six for one (6:1) of our total issued and outstanding shares of common stock.  Each of our shareholders holding one share of common stock on the record date of July 16, 2008 was entitled to receive an additional five shares of our common stock.  On March 30, 2009, our Board of Directors approved a forward stock split of three for one (3:1) of our total issued and outstanding shares of common stock.  Each of our shareholders holding one share of common stock on the record date of March 30,2009 was entitled to receive an additional two shares of our common stock. Effective September 30, 2010, we completed a 1 for 200 reverse split of the issued and outstanding Common Shares, $0.001 par value.

Holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders.  Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor.  In the event of a liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding stock.

Holders of our common stock have no preemptive rights to purchase common stock.  There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.  The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock
Our Articles of Incorporation do not authorize the issuance of preferred stock  The Company may, however, entertain amendments approving the authorization of preferred stock issuance in the future.

Warrants
There are currently no outstanding options or warrants to purchase shares of Company common stock.  There are no restrictions on the issuance of either options or warrants.

Dividend Policy
Holders of the Company’s common stock will be entitled to receive cash dividends when declared by the Board of Directors of the Company, out of funds legally available for payment thereof.  However, if dividends are not declared by the Board of Directors, no dividends shall be paid.  Under Nevada Revised Statutes § 78.228(2), a corporation is prohibited from paying dividends if the Company, as a result of paying such dividends, would not be able to pay its debts as they come due, or if the Company's total liabilities and preferences to preferred shareholders if any exceed total assets.  Any payment of cash dividends of the Common Stock in the future will be dependent upon the Company's financial condition, results of operations, current and anticipated cash requirements, plans for expansion, as well as other factors the Board of Directors deems relevant.

It is not anticipated that any cash dividends will be paid in the foreseeable future.  While the Company’s dividend policy will be based on the operating results and capital needs of the business, it is anticipated that all earnings, if any, will be retained to finance the future expansion of the Company’s business.  Therefore, prospective investors who anticipate the need for immediate income by way of cash dividends from their investment should not purchase the Shares offered.

Indemnification of Directors and Officers

Nevada Revised Statutes (“NRS”) § 78.7502  provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of our company may and, in certain cases, must be indemnified by our company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and reasonably incurred by him as a result of such action; and in the case of a derivative action, against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred, if in either type of action he either (1) Is not liable for a breach of his fiduciary duties to the Company pursuant to NRS 78.138, or (2) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company and in, with respect to any criminal, had reasonable cause to believe his conduct was lawful.  This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to our company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnification for expenses.

At present, there is no pending litigation or proceeding involving any director or officer as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any director or officer.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions of State Law or our Articles of Incorporation or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no disagreements between the Company and its independent accountants on any matter of accounting principles or practices or financial statement disclosure during the prior two fiscal years and any subsequent interim periods.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Section 5 – Corporate Governance and Management
Item 5.01.   Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits

High Plains Gas, Inc. includes by reference the following exhibits:

3.1           Articles of Incorporation; filed with the Registrant’s Registration Statement on Form SB-2,
May 19, 2005
3.2           Bylaws; filed with the Registrant’s Registration Statement on Form SB-2, May 19, 2005

3.3	Amended Articles of Incorporation – changing name from Northern Explorations, Ltd. to High Plains Gas, Inc.; filed October 6, 2010 on Form 8-K

10.1
Reorganization Agreement – between Northern Explorations, Ltd., (“NXPN”) a Nevada Corporation, and High Plains Gas, LLC, a Wyoming limited liability company (“HPG”), dated July 28, 2010;  filed with the Registrant’s Current Report on Form 8-K, August 8, 2010 as Exhibit 10.1

10.2
Amendment to the Reorganization Agreement - dated July 28, 2010, made and entered into as of September 13, 2010, by and between High Plains Gas, LLC, a Wyoming limited liability company  (“HPG”), and Northern Explorations, LTD., In (“NXPN”) a Nevada Corporation; filed  on Form 8-K, October 6, 2010

High Plains Gas, Inc. includes herewith the following exhibits:

10.3	Agreement – Installment or Single Payment Note, Between High Plains Gas, LLC and U.S. Bank, dated January 20,2010 as amended.

10.4	Agreement – Mortgage Security Agreement, Financing statement and Assignment of Production, Between High Plains Gas, LLC and Jim’s Water Service, Inc.: April 6, 2010.

10.5
Agreement – Master Agreement Regarding Redemption of Membership Units By High Plains Gas, LLC, Formation of M&H Resources, LLC, And Distribution And Assignment Of Certain Interests in Specific Oil and Gas Leases (the "Agreement"), effective May 5, 2010; between  High Plains Gas, LLC ("HPG"), its Members.

10.6	Agreement – Settlement and Well Buyout Agreement, Financing statement and Assignment of Production, between High Plains Gas, LLC and Alpha Wyoming Land Company, LLC; dated December 9, 2010

High Plains Gas, Inc.  includes herein the following financial statements:

HIGH PLAINS GAS, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
  High Plains Gas, LLC
  Gillette, Wyoming

We have audited the accompanying balance sheet of High Plains Gas, LLC as of December 31, 2009 and 2008 and the related statements of operations, members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of High Plains Gas, LLC as of December 31, 2009 and 2008 and the results of operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ MALONEBAILEY, LLP
Houston, Texas
www.malonebailey.com

September 14, 2010

HIGH PLAINS GAS, LLC
BALANCE SHEETS

	December 31,2009	December 31, 2008
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$70,426	$74,810
Accounts receivable	94,786	102,453
Prepaid and other current assets	25,962	2,896
Total current assets	191,174	180,159

OIL AND GAS PROPERTIES – using successful efforts method of accoutning
Proved properties	3,458,022	2,782,568
Less accumulated depletion, depreciation
and amortization	(1,865,531)	(1,480,708)
Oil and natural gas properties, net	1,592,491	1,301,860

Contract receivable – long term	254,135	-
Other assets	177,023	194,082

TOTAL ASSETS	$$2,214,823	$1,676,101

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$215,758	$190,922
Accounts payable – related party	30,196	18,619
Accrued expenses	3,305	2,963
Royalties payable	54,848	30,885
Current portion of long-term debt	119,131	100,102
Line-of-credit	800,000	580,000
Asset retirement obligation – short term	21,367	-
Total current liabilities	1,244,605	923,491

Long term debt	317,432	436,563
Asset retirement obligations	11,679	30,907
Total liabilities	1,573,716	1,390,961

COMMITMENTS AND CONTINGENCIES	-	-

MEMBERS’ EQUITY
Members’ capital contribution	285,780	91,794
Retained earnings	355,327	193,346
Total members’ equity	641,107	285,140

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$2,214,823	$1,676,101

The accompanying notes are an integral part of the financial statements

HIGH PLAINS GAS, LLC
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2009	2008

REVENUES
Oil and gas revenue	$482,854	$850,471
Pipeline revenue	235,689	625,033
Other revenue	87,930	-

Total revenue	806,473	1,475,504

COSTS AND EXPENSES
Production	587,549	406,133
General and administrative	210,454	212,773
Depreciation, depletion and amortization	385,430	440,129
Impairment	-	450,984
Accretion expense	2,139	2,000
Gain on sale of oil and gas property	(591,135)	-

Total costs and expenses	594,437	1,512,019

Net income from operations	$212,036	$(36,515)

OTHER INCOME (EXPENSE)
Other income	2,019	-
Interest expense	(52,074)	(72,383)

Total other expense, net	(50,055)	(72,383)

NET INCOME (LOSS)	$161,981	$(108,898)

The accompanying notes are an integral part of the financial statements

HIGH PLAINS GAS, LLC
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$161,981	$(108,898)
Adjustments to reconcile net loss to net cash
Used in operating activities
Depreciation, depletion and amortization	385,430	440,129
Accretion expense	2,139	2,000
Impairment expense	-	450,984
(Gain) on sale of assets	(591,135)	-
Changes in operating assets and liabilities
Accounts receivable	7,667	24,571
Notes receivable	25,000	-
Other assets	(6,007)	(19,053)
Accounts payable	(14,829)	112,062
Accounts payable – related party	6,230	18,619
Accrued expenses	23,963	(4,711)
Royalties payable	5,689	4,750
Net cash provided by operating activities	6,128	920,453

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in proved properties	(324,396)	(946,867)

CASH FLOWS FROM FINANCING ACTIVITIES
Members contributions	193,986	23,000
Borrowings on line of credit	220,000	165,000
Repayments on debt	(100,102)	(110,103)
Net cash provided by financing activities	313,884	77,897

INCREASE IN CASH AND CASH EQUIVALENTS	(4,384)	51,483
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	74,810	23,327
CASH AND CASH EQUIVALENTS, END OF PERIOD	$70,426	$74,810

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$59,927	$74,441
Cash paid for income taxes	-	-
NON-CASH ACTIVITIES
Oil and gas property purchase from accounts payable	$39,665	$-
Oil and gas property for purchase of lease	$312,000	$-

The accompanying notes are an integral part of the financial statements

HIGH PLAINS GAS, LLC
STATEMENT OF MEMBERS’ EQUITY

Balance at December 31, 2007	$371,038

Owners’ capital contribution	23,000

Net income	(108,898)

Balance at December 31, 2008	$285,140

Owners’ capital contribution	193,986

Net income	161,981

Balance at December 31, 2009	$641,107

The accompanying notes are an integral part of the financial statements

HIGH PLAINS GAS, LLC
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Organization

                High Plains Gas, LLC (“HPG” or the “Company”) is an independent exploration company primarily engaged in the acquisition, development, production and exploration of oil and natural gas properties onshore in the United States.

Use of Estimates

The preparation of these financial statements is in conformity with accounting principles generally accepted in the United States of America and requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The most critical estimate the Company uses is the engineering estimate of proved oil and gas reserves.  This estimate affects the application of the successful efforts method of accounting, the calculation of depreciation and depletion of oil and gas properties and the estimate of the impairment of the Company’s oil and gas properties.  It also affects the estimated lives of the Company’s assets used to determine asset retirement obligations.

Successful Efforts Method Accounting

The Company uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, to drill and equip development wells and related asset retirement costs are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

Impairment of Oil and Gas Properties

We test for impairment of our properties based on estimates of proved reserves. Proved oil and gas properties are reviewed for impairment whenever events or circumstances indicate that the carrying amount may not be recoverable. We estimate the future undiscounted cash flows of the affected properties to judge the recoverability of the carrying amounts. Initially this analysis is based on proved reserves. However, when we believe that a property contains oil and gas reserves that do not meet the defined parameters of proved reserves, an appropriately risk adjusted amount of these reserves may be included in the impairment evaluation. These reserves are subject to much greater risk of ultimate recovery. An asset would be impaired if the undiscounted cash flows were less than its carrying value. Impairments are measured by the amount by which the carrying value exceeds its fair value.

Impairment analysis is performed on an ongoing basis. In addition to using estimates of oil and gas reserve volumes in conducting impairment analysis, it is also necessary to estimate future oil and gas prices and costs, considering all available evidence at the date of review. The impairment evaluation triggers include a significant long-term decrease in current and projected prices or reserve volumes, an accumulation of project costs significantly in excess of the amount originally expected and historical and current negative operating losses. Although we evaluate future oil and gas prices as part of the impairment analysis, we do not view short-term decreases in prices, even if significant, as impairment triggering events.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of the impairment by providing an impairment allowance. An asset would be impaired if the undiscounted cash flows were less than its carrying value. Impairments are measured by the amount by which the carrying value exceeds its fair value. Because the Company uses the successful efforts method, the Company assesses its properties individually for impairment, instead of on an aggregate pool of costs.

During 2009 and 2008, there was $0 and $450,984 of impairment expense related to oil and gas properties.

Depreciation and Depletion of Oil and Natural Gas Properties

Capitalized costs of producing oil and gas properties, after considering estimated residual salvage values, are depreciated and depleted by the unit-of-production method. This method is applied through the simple multiplication of reserve units produced by the leasehold costs per unit on a field by field basis. Leasehold cost per unit is calculated by dividing the total cost of acquiring the leasehold by the estimated total proved oil and gas reserves associated with that lease. Field cost is calculated by dividing the total cost by the estimated total proved producing oil and gas reserves associated with that field. Depletion expense was $385,430, and $440,129 during 2009 and 2008, respectively.

Asset Retirement Obligations

The Company follows FASB ASC 410 – Asset retirement and Environmental Obligations, which requires entities to record the fair value of a liability for legal obligations associated with the retirement obligations of tangible long-lived assets in the period in which it is incurred. This standard requires the Company to record a liability for the fair value of the dismantlement and plugging and abandonment costs excluding salvage values. When the liability is initially recorded, the entity increases the carrying amount of the related long-lived asset. Over time, accretion of the liability is recognized each period, and the capitalized cost is amortized over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement.

Concentrations of Credit Risk

All of the Company’s receivables are due from oil and natural gas purchasers.  The Company sold 100% of its oil and natural gas production to two customers in 2009 and 2008, respectively.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At December 31, 2009 and 2008, the Company did not have any cash in excess FDIC insured limits, respectively. The Company has not experienced any losses in such accounts.

Revenue and Cost Recognition

The Company uses the sales method of accounting for natural gas and oil revenues. Under this method, revenues are recognized based on the actual volumes of gas and oil sold to purchasers. The volume sold may differ from the volumes to which the Company is entitled based on its interest in the properties. Costs associated with production are expensed in the period incurred.  The pipeline revenue is earned at the time the gas is physically delivered from the customer to the gas purchaser through the Company’s pipeline.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks and liquid deposit with maturities of three months or less.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are reflected at net realizable value. We establish provisions for losses on accounts receivable if we determine that we will not collect all or part of the outstanding balance. We regularly review collectability and establish or adjust the allowance as necessary using the specific identification method. There is no significant allowance for doubtful accounts at December 31, 2009 or 2008.

Income taxes

The Company is a Limited Liability Company and the tax implications are passed down to the members of the LLC.

Fair Value of Financial Instruments

    The Company’s financial instruments consist of cash, receivables, payables and long-term debt. The carrying amount of cash, receivables and payables approximates fair value because of the short-term nature of these items. The carrying amount of long-term debt approximates fair value due to the relationship between the interest rate on long-term debt and the Company’s incremental risk adjusted borrowing rate.

Stock-based compensation

The Company follows the provisions of FASB ASC 718 – Stock Compensation. The statement requires all stock-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values on the date of grant

New Accounting Pronouncements

In August 2009, the FASB issued Accounting Standards Update (ASU) No. 2009-05, Fair Value Measurements and Disclosures (ASU 2009-05). ASU 2009-05 amends Subtopic 820-10, Fair Value Measurements and Disclosures, to provide guidance on the fair value measurement of liabilities. ASU 2009-05 provides clarification for circumstances in which a quoted price in an active market for the identical liability is not available. ASU 2009-05 is effective for interim and annual periods beginning after August 26, 2009. We adopted the provisions of ASU 2009-05 for the period ended December 31, 2009. There was no impact on our operating results, financial position or cash flows. In addition, effective January 1, 2009, we adopted FSP No. FAS 157-2, Effective Date of FASB Statement No. 157 (ASC 820-10-55). ASC 820-10-55 delayed the effective date of ASC 820 for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until the beginning of the first quarter of fiscal 2009. These include goodwill and other non-amortizable intangible assets. The adoption of ASC 820-10-55 did not have a significant impact on our operating results, financial position or cash flows.

In January 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2010-06, Improving Disclosures about Fair Value Measurements (ASU 2010-06). This update provides amendments to Subtopic 820-10 and requires new disclosures for 1) significant transfers in and out of Level 1 and Level 2 and the reasons for such transfers and 2) activity in Level 3 fair value measurements to show separate information about purchases, sales, issuances and settlements. In addition, this update amends Subtopic 820-10 to clarify existing disclosures around the disaggregation level of fair value measurements and disclosures for the valuation techniques and inputs utilized (for Level 2 and Level 3 fair value measurements). The provisions in ASU
2010-06 are applicable to interim and annual reporting periods beginning subsequent to December 15, 2009, with the exception of Level 3 disclosures of purchases, sales, issuances and settlements, which will be required in reporting periods beginning after December 15, 2010. The adoption of ASU 2010-06 did not have a significant impact on our operating results, financial position or cash flows.

In June 2009, the FASB issued ASU No. 2009-01, Generally Accepted Accounting Principles (ASU 2009-01).  ASU 2009-01 establishes “The FASB Accounting Standards Codification,” or Codification, which became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. On the effective date, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. ASU 2009-01 is effective for interim and annual periods ending after September 15, 2009. We adopted the provisions of ASU 2009-01 for the period ended September 30, 2009. There was no impact on our operating results, financial position or cash flows.

In February 2010, FASB issued ASU No. 2010-09, Amendments to Certain Recognition and Disclosure Requirements (ASU 2010-09). This update amends Subtopic 855-10 and gives a definition to SEC filer, and requires SEC filers to assess for subsequent events through the issuance date of the financial statements. This amendment states that an SEC filer is not required to disclose the date through which subsequent events have been evaluated for a reporting period. ASU 2010-09 becomes effective upon issuance of the final update. We adopted the provisions of ASU 2010-09 for the period ended March 31, 2010.

In December 2008, the SEC issued Release No. 33-8995, Modernization of Oil and Gas Reporting (ASC 2010-3), which amends the oil and gas disclosures for oil and gas producers contained in Regulations S-K and S-X, as well as adding a section to Regulation S-K (Subpart 1200) to codify the revised disclosure requirements in Securities Act Industry Guide 2, which is being eliminated. The goal of Release No. 33-8995 is to provide investors with a more meaningful and comprehensive understanding of oil and gas reserves. Energy companies affected by Release No. 33-8995 are now required to price proved oil and gas reserves using the un-weighted arithmetic average of the price on the first day of each month within the 12-month period prior to the end of the reporting period, unless prices are defined by contractual arrangements, excluding escalations based on future conditions. SEC Release No. 33-8995 is effective beginning for financial statements for fiscal years ending on or after December 31, 2009.

In January 2010, the FASB issued FASB Accounting Standards Update (ASU) No. 2010-03 Oil and Gas Estimations and Disclosures (ASU 2010-03). This update aligns the current oil and natural gas reserve estimation and disclosure requirements of the Extractive Industries Oil and Gas topic of the FASB Accounting Standards Codification (ASC Topic 932) with the changes required by the SEC final rule ASC 2010-3, as discussed above, ASU 2010-03 expands the disclosures required for equity method investments, revises the definition of oil- and natural gas-producing activities to include nontraditional resources in reserves unless not intended to be upgraded into synthetic oil or natural gas, amends the definition of proved oil and natural gas reserves to require 12-month average pricing in estimating reserves, amends and adds definitions in the Master Glossary that is used in estimating proved oil and natural gas quantities and provides guidance on geographic area with respect to disclosure of information about significant reserves. ASU 2010-03 must be applied prospectively as a change in accounting principle that is inseparable from a change in accounting estimate and is effective for entities with annual reporting periods ending on or after a change in accounting estimate and is effective for entities with annual reporting periods ending on or after December 31, 2009. We adopted ASU 2010-03 effective December 31, 2009.

NOTE 2 – DEBT

Total debt at December 31, 2009 and 2008 consists of the following:

	December 31, 2009	December 31, 2008
Term loan	$436,563	$536,665
Line of credit	800,000	580,000
	1,236,563	1,116,665

Less current portion of the line of credit	(800,000)	(580,000)
Less current portion of long-term debt	(119,131)	(100,102)
Long-term debt	$317,432	$436,563

The Company entered in a loan agreement with First Interstate Bank on October 12, 2006 for a line of credit of up to $800,000 with an original maturity date of October 12, 2009.  On October 22, 2008 the agreement was modified and with a new interest rate of 9.250% and new maturity date of December 7, 2009.  On December 7, 2009 the agreement was modified to reflect a new interest rate of 6% and a new maturity date of October 12, 2010.  The line of credit is secured by assignments to oil and gas hydrocarbons minerals, all inventory, accounts receivable, and equipment.  The Company had balances of $800,000 and $580,000 against the line of credit as of December 31, 2009 and 2008, respectively.

The Company borrowed $653,250 from First Interstate Bank on November 7, 2007 under a term loan with a maturity date of July 7, 2013.  Payments are $12,000 per month including interest at 8.25%.  On May 13, 2008, the agreement was modified to reflect a new interest rate of 6.5%.  The loan is secured by assignments to oil and gas hydrocarbons minerals, all inventory, accounts receivable, equipment and general tangibles.  The Company evaluated the application of ASC 470-50 and ASC 470-60 and concluded that the revised terms constituted a debt modification, rather than a debt extinguishment or a troubled debt restructuring.

NOTE 3 – SALE OF MINERAL RIGHTS

In December 2009, the Company sold certain mineral interests, surface, and subsurface rights and other property rights. The fair value of the consideration received was $591,135 and the book value of the mineral assets divested was zero, which resulted in the recognition of a $591,135 gain on sale of oil and gas property.  The consideration took the form of: (1) $25,000 in cash; (2) rights to oil and gas production from a specified well (estimated fair value of reserves expected to be produced is $312,000); (3) notes receivable with a face value of $311,000 and a fair value of $254,135; and (4) the reduction in an overriding royalty interest held by the buyer in certain unproved property. Approximately $161,000 of the note receivable due in 2013 is adjustable to the extent that amounts received by the Company from the rights conveyed in (2) above vary from the estimated fair value of $312,000.

NOTE 4 – NOTES RECEIVABLE

As discussed above in Note 3, The Company received notes receivable as partial consideration in the sale of certain mineral rights.   The face value of the notes receivable total $311,000, and approximately $75,000 and $236,000 of the face value is due and receivable in 2012 and 2013, respectively.  Also as noted in Note 3, approximately $161,000 of the note receivable due in 2013 is adjustable to the extent that actual amounts received by the Company from the rights to production from certain wells varies from estimates.

NOTE 5 – MEMBERS’ EQUITY

The Company received capital contributions of $193,986 and $23,000 during 2009 and 2008, respectively, from its members.

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company currently has payables due to Mark Hettinger, Managing Member, and Joe Hettinger as of December 31, 2009 and 2008 totaling $30,196 and $0.  There was also a related party payable to Hettinger Welding, LLC for $18,619 at December 31, 2008.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

From time to time the Company may become involved in litigation in the ordinary course of business. At the present time the Company’s management is not aware of any such litigation.

The Company, as an owner or lessee and operator of oil and gas properties, is subject to various federal, state and local laws and regulations relating to discharge of materials into, and protection of, the environment. These laws and regulations may, among other things, impose liability on the lessee under an oil and gas lease for the cost of pollution clean-up resulting from operations and subject the lessee to liability for pollution damages. In some instances, the Company may be directed to suspend or cease operations in the affected area. We maintain insurance coverage, which we believe is customary in the industry, although we are not fully insured against all environmental risks. The Company is not aware of any environmental claims existing as of December 31, 2009, which have not been provided for, covered by insurance or otherwise have a material impact on its financial position or results of operations. There can be no assurance, however, that current regulatory requirements will not change, or past non-compliance with environmental laws will not be discovered on the Company’s properties.

NOTE 8 – ASSET RETIREMENT OBLIGATION

Changes in the Company’s asset retirement obligations were as follows:

	Year Ended December 31,
	2009	2008
Asset retirement obligations, beginning of year	$30,907	$28,907
Accretion expense	2,139	2,000
Asset retirement obligations, end of year	$33,046	$30,907

The Company maintains certificates of deposits that have been established for the purpose of assuring maintenance and administration of a performance bond which secures certain plugging and abandonment obligations assumed by the Company on its federal leases. At December 31, 2009 and 2008, the amount of these certificates of deposits totaled $175,000 and $191,452, respectively and shown as other assets.

NOTE 9 – SUBSEQUENT EVENTS

On January 20, 2010, the Company entered a loan agreement with US Bank for a $1,200,000 loan with an interest rate of 4.95% per annum.  The Company will be required to make 35 monthly payments of $16,935 with the remaining principal due in full on the loan maturity date of January 20, 2013.  The Company also entered into a line-of-credit that has a maximum borrowing capacity of $200,000 and an interest rate of 4.95%.  The maturity date of this line-of-credit is October 31, 2010.

During January 2010, the Company fully paid the term loan and line-of-credit that were $436,563 and $800,000, respectively at December 31, 2009 and closed both of these accounts that were with First Interstate Bank.

During April 2010, the Company purchased oil and gas leases along with personal property in 45 producing coalbed methane wells and mineral interests from an unrelated third party for a total purchase price of $625,000.  This purchase closed in April 2010.  The Company paid $150,000 in cash on the closing date and the remaining balance of $475,000 is financed through the seller.  These properties are adjacent to the Company’s existing field and are subject to the terms and conditions of record regarding overriding royalties and other interests.  The seller also reserved a one-third interest in all minerals below the Fort Union Oil Formation or 3,000 feet below the surface, whichever is deeper.  The seller also retained its ownership interest in an 8” pipeline that crosses in part the properties being transferred.

As disclosed above, the Company is obligated under a promissory note and mortgage for $475,000 for the purchase of existing coalbed methane wells from an unrelated party.  The note carries a 10% rate of interest and is due and payable in full no later than January 3, 2011 along with any unpaid accrued interest.  The contract also calls for an interest payment of $19,791.67 due on August 31, 2010 and in additional interest payment of $15,833 due December 31, 2010.  The note is secured by the mineral interests assigned.

On May 5th, 2010 the Company entered into a membership unit redemption agreement with five of its member owners who collectively held 50 units of the Company.  These 50 units represent 47.50% of the total membership units issued and outstanding at the time of redemption.  In exchange for the redemption of these units HPG assigned several oil and gas leases for nonproducing mineral interests along with a cash payment of $134,000 to the redeemed members.  The assignment and conveyances included specific portions of certain oil and gas leases for all gas below a depth of three thousand feet, or the base of the Fort Union Coal Formation, whichever is deeper and all oil at any depth.

NOTE 10 - SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

There are numerous uncertainties inherent in estimating quantities of proved crude oil and natural gas reserves. Crude oil and natural gas reserve engineering is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be precisely measured. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment.

The Company retained Mire & Associates, independent third-party reserve engineers, to perform an independent evaluation of proved, possible and probable reserves as of December 31, 2009. Results of drilling, testing and production subsequent to the date of the estimates may justify revision of such estimates. Accordingly, reserve estimates are often different from the quantities of crude oil and natural gas that are ultimately recovered. All of the Company’s reserves are located in the United States.

Reserves

Total reserves are classified by degree of proof as proved, probable, or possible. These classifications are in accordance with the reserves definitions of Rules 4-10(a) (1)-(32) of Regulation S-X of the SEC. Reserves are judged to be economically producible in future years from known reservoirs under existing economic and operating conditions and assuming continuation of current regulatory practices using conventional production methods and equipment. A description of reserve classifications are as follows:
	Oil	Gas	Total
	(Barrels)	(MCF)	MCFE
Proved Reserves
Balance - December 31, 2007	-	662,460	662,460
Revisions of previous			-
estimates		282,291	282,291
Extensions, discoveries and			-
other additions		-	-
Production	-	(189,611)	(189,611)
Purchase (sales) of minerals	-	-	-
			-

Balance - December 31, 2008	-	755,140	755,140
Revisions of previous
estimates	-	(72,552)	(72,552)
Extensions, discoveries and
other additions	-	-	-
Production	-	(151,028)	(151,028)
Purchase (sales) of minerals
in place	5,020	4,390	34,510

Balance - December 31, 2009	5,020	535,950	566,070

Proved oil and gas reserves—Proved oil and gas reserves are those quantities of oil and gas which by analysis of geoscience and engineering data can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs and under existing economic conditions, operating methods and government regulation—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

Probable reserves—Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered. When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.  As of December 31, 2009, Company does not have any probable reserves.

Possible reserves—Possible reserves are those additional reserves that are less certain to be recovered than probable reserves. When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.   As of December 31, 2009, the Company does not have any possible reserves.

Aggregate Capitalized Costs
Aggregate capitalized costs relating to the Company’s crude oil and natural gas producing activities, including asset retirement costs and related accumulated depreciation, depletion and amortization are as follows:

	Year Ended December 31,
	2009	2008

Proved oil and gas properties	$3,458,022	$2,782,568
Accumulated DD&A	(1,865,531)	(1,480,708)

Net capitalized costs	$1,592,491	$1,301,860

Costs incurred in Oil and Gas Activities
Costs incurred in connection with the Company’s crude oil and natural gas acquisition, exploration and development activities for each of the years are shown below:

	Year Ended December 31,
	2009	2008

Unproved property costs	$—	$—
Exploration costs	—	—
Acquisition costs	321,203	57,706
Development costs	354,251	889,161
ARO Costs	—	—

Total operations	$675,454	$946,867

Asset retirement obligation (non-cash)	$—	$—

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following information is based on the Company’s best estimate of the required data for the Standardized Measure of Discounted Future Net Cash Flows as of December 31, 2009 and 2008 in accordance with FASB ASC 932—Disclosures about Oil and Gas Producing Activities which requires the use of a 10% discount rate. This information is not the fair market value, nor does it represent the expected present value of future cash flows of the Company’s proved oil and gas reserves.

	2009	2008
Standardized Measure of Discounted
Future Net Cash Flows Relating to
Proved Oil and Gas Reserves
Future cash inflows	$2,198,840	$1,859,230
Future production costs	1,682,790	902,440
Future development costs	135,800	83,060
Future income tax expenses	-	-

Future net cash flows	380,250	873,730
10% annual discount for
estimated timing of cash flows	33,140	142,120

Standardized measure of
discounted future cash flows
at the end of the year	$347,110	$731,610

Sources of Changes in Discounted Future Net Cash Flows

Principal changes in the aggregate standardized measure of discounted future net cash flows attributable to the Company’s proved crude oil and natural gas reserves, as required by FASB ASC 932-235, at year end are set forth in the table below:

Changes in Standardized Measure of Discounted
Future Net Cash Flows Relating to	2009	2008
Proved Oil and Gas Reserves
Standardized measure of discounted future net
cash flows at the beginning of the year	$731,610	$1,328,930
Net changes in prices and production costs	(366,475)	(901,445)
Changes in estimated future development costs	-	-
Sales of oil and gas produced, net of production
Costs	(101,451)	(219,388)
Extensions, discoveries and improved recovery
less related costs	-	-
Purchases (sales) of minerals in place	166,560	-
Revisions of previous quantity estimates	(192,114)	326,623
Net change in income taxes	-	-
Accretion of discount	108,980	196,890

Standardized measure of discounted future net
cash flows at the end of the year	347,110	731,610

HIGH PLAINS GAS, LLC

HIGH PLAINS GAS, LLC
BALANCE SHEETS
(Unaudited)

	June 30, 2010	December 31, 2009
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$113,687	$70,426
Accounts receivable	153,934	94,786
Prepaid and other current assets	11,318	25,962
Total current assets	278,939	191,174
OIL AND GAS PROPERTIES – using successful efforts
method of accounting
Proved properties	4,674,874	3,458,022
Less accumulated depletion, depreciation
and amortization	(2,178,327)	(1,865,531)
Oil and natural gas properties, net	2,496,547	1,592,491

Property, plant, and equipment	17,987	-
Note receivable – long term	262,343	254,135
Other assets	201,718	177,023

TOTAL ASSETS	$3,257,534	$2,214,823

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$372,579	$215,758
Accounts payable – related party	-	30,196
Accrued expenses	30,638	3,305
Royalties payable	120,729	54,848
Current portion of long-term debt	636,840	119,131
Line-of-credit	200,000	800,000
Asset retirement obligation – short term	21,367	21,367
Total current liabilities	1,382,153	1,244,605

Long term debt	1,017,767	317,432
Asset retirement obligations	164,816	11,679
Total liabilities	2,564,736	1,573,716

COMMITMENTS AND CONTINGENCIES	-	-

MEMBERS’ EQUITY
Members’ capital contribution	735,426	285,780
Retained earnings (deficit)	(42,628)	355,327
Total members’ equity	692,798	641,107

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$3,257,534	$2,214,823

The accompanying notes are an integral part of the financial statements

HIGH PLAINS GAS, LLC
STATEMENTS OF OPERATIONS
(Unaudited)

	Six months ended June 30,
	2010	2009

REVENUES
Oil and gas revenue	$662,652	$189,516
Pipeline revenue	13,290	98,389

Total revenue	675,942	287,905

COSTS AND EXPENSES
Production	463,123	262,107
General and administrative	264,664	58,159
Depreciation, depletion and amortization	312,796	195,113
Accretion expense	3,326	1,143

Total costs and expenses	1,043,909	516,522

Net loss from operations	$(367,967)	$(228,617)

OTHER INCOME (EXPENSE)
Other income (expense)	6,990	(147)
Interest expense, net	(36,978)	(13,882)

Total other expense, net	(29,988)	(14,209)

NET LOSS	$(397,955)	$(242,646)

The accompanying notes are an integral part of the financial statements

HIGH PLAINS GAS, LLC
STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(397,955)	$(242,646)
Adjustments to reconcile net loss to net cash
Used in operating activities
Depreciation, depletion and amortization	312,796	195,113
Accretion expense	3,326	1,143
Amortization of discount long-term receivable	(8,208)
Changes in operating assets and liabilities
Accounts receivable	(59,148)	37.697
Notes receivable	-	-
Prepaid expenses and Other assets	(10,051)	3,200
Accounts payable	156,821	(1,205)
Accounts payable – related party	(30,196)	(18,619)
Accrued expenses	27,333	342
Royalties payable	65,881	(5,348)
Net cash provided by (used in) operating activities	60,599	(30,323)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of office equipment	(17,987)	-
Investment in proved properties	(399,221)	(220,640)
Net cash used in investing activities	(417,208)	(220,640)
CASH FLOWS FROM FINANCING ACTIVITIES
Member’s contribution	433,646	100,000
Redemption of membership units	(134,000)	-
Borrowings on line of credit	1,400,000	220,000
Repayments on debt	(1,299,776)	(92,000)
Net cash provided by financing activities	399,870	228,000

INCREASE IN CASH AND CASH EQUIVALENTS	43,261	(22,963)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	70,426	74,810
CASH AND CASH EQUIVALENTS, END OF PERIOD	$113,687	$51,847
SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$24,502	$13,917
Cash paid for income taxes	-	-
NON-CASH ACTIVITIES
Additions to asset retirement obligation for purchased wells	$149,811	$-
Purchase of oil and gas properties with term loan	$475,500	$-
Purchase of truck with term loan	$42,820	$-
Purchase of oil and gas properties paid by related party	$150,000	$-

The accompanying notes are an integral part of the financial statements

HIGH PLAINS GAS, LLC
STATEMENTS OF CASH FLOWS
(Unaudited)

Balance at December 31, 2009	$641,107

Owners’ capital contribution	583,646

Membership unit redemption	(134,000)

Net loss	(397,955)

Balance at June 30, 2010	$692,798

The accompanying notes are an integral part of the financial statements

HIGH PLAINS GAS, LLC
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 – Basis of Presentation and Significant accounting policies

Basis of Presentation

High Plains Gas, LLC (“HPG” or the “Company”) is an independent exploration company primarily engaged in the acquisition, development, production and exploration of oil and natural gas properties onshore in the United States

Interim Financial Statements

The accounting policies and methods followed in preparing these unaudited condensed financial statements are those used by High Plains Gas, LLC (the “Company”) as described in Note 1 of the notes to December 31, 2009 and 2008 financial statements included on Form 8-K. The unaudited condensed financial statements for the six-month period ended June 30, 2010 and 2009 have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission and do not conform in all respects to the disclosure and information that is required for annual consolidated financial statements. The year-end balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. These interim condensed financial statements should be read in conjunction with the most recent annual consolidated financial statements of the Company.

In the opinion of management, all adjustments, all of which are of a normal recurring nature, considered necessary for fair statement have been included in these interim condensed financial statements. Operating results for the six-month period ended June 30, 2010 are not indicative of the results that may be expected for the full year ending December 31, 2010.

Use of Estimates

The preparation of these financial statements is in conformity with accounting principles generally accepted in the United States of America and requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The most critical estimate the Company uses is the engineering estimate of proved oil and gas reserves.  This estimate affects the application of the successful efforts method of accounting, the calculation of depreciation and depletion of oil and gas properties and the estimate of the impairment of the Company’s oil and gas properties.  It also affects the estimated lives of the Company’s assets used to determine asset retirement obligations.

NOTE 2 – DEBT

Total debt at June 30, 2010 and December 31, 2009 consists of the following:

	June 30, 2010	December 31, 2009
Term loan- First Interstate Bank	$-	$436,563
Line of credit- First Interstate Bank	-	800,000
Line of credit- US Bank	200,000	-
Term loan - US Bank	1,139,399	-
Term loan - Jim’s Water Service	475,000	-
Ford Motor Credit Loan	40,208	-
	1,854,607	1,236,563

Less current portion of line of credits	(200,000)	(800,000)
Less current portion of Ford Motor Credit loan	(7,439)	-
Less current portion Jim’s Water Service loan	(475,000)	-
Less current portion of US Bank term loan	(154,401)	(119,131)
Long-term debt	$1,017,767	$317,432

The Company entered in a loan agreement with First Interstate Bank on October 12, 2006 for a line of credit of up to $800,000 and an original maturity date of October 12, 2009.  On October 22, 2008 the agreement was modified and with a new interest rate of 9.250% and new maturity date of December 7, 2009.  On December 7, 2009 the agreement was modified to reflect a new interest rate of 6% and a new maturity date of October 12, 2010.  The loan was fully paid-off and retired in January 2010.

The Company entered in a loan agreement with First Interstate Bank on November 7, 2007 for a term loan of $653,250 and a maturity date on July 7, 2013.  Payments were established at $12,000 per month at an interest rate of 8.25%.  On May 13, 2008, the agreement was modified to reflect a new interest rate of 6.5%.  The loan was fully paid-off and retired in January 2010.

The Company entered into a loan agreement with U.S. Bank on January 20, 2010 for a $1,200,000 loan with an interest rate of 4.95% per annum.  The Company will be required to make 35 monthly payments of  $16,935 with the remaining principal due in full on the loan maturity date of January 20, 2013.  The Company also entered into a line-of-credit that has a maximum borrowing capacity of $200,000 and an interest rate of 4.95%.  At June 30, 2010, the Company has borrowed the full amount of $200,000.  The maturity date of this line-of-credit is October 31, 2010.

The Company is obligated under a promissory note and mortgage for $475,000 for the purchase of existing coalbed methane wells from an unrelated party.  The note carries a 10% rate of interest and is due and payable in full no later than January 3, 2011 along with any unpaid accrued interest.  The contract also calls for an interest payment of $19,791.67 paid in August 2010 and in additional interest payment of $15,833 due December 31, 2010.  The note is secured by the mineral interests assigned.

The company entered into a loan agreement with Ford Motor Credit for the purchase of a vehicle.  The loan is for $42,820, bears an interest rate of 7.99% and requires 60 monthly payments of $871 principal and interest. The balance as of June 30, 2010 is $40,208.

NOTE 3 – ACQUISITION OF OIL AND GAS PROPERTY

As noted in Note 2, during April 2010, the Company purchased oil and gas leases along with personal property in 45 producing coalbed methane wells and mineral interests from an unrelated third party for a total purchase price of $625,000.  This purchase closed in April 2010.  The Company paid $150,000 in cash on the closing date and the remaining balance of $475,000 is financed through the seller.  These properties are adjacent to the Company’s existing field and are subject to the terms and conditions of record regarding overriding royalties and other interests.  The seller also reserved a one-third interest in all minerals below the Fort Union Oil Formation or 3,000 feet below the surface, whichever is deeper.  The seller also retained its ownership interest in an 8” pipeline that crosses in part the properties being transferred.

NOTE 4 – MEMBERS’ EQUITY

The Company received capital contributions of $583,646 from its members during the six months ended June 30, 2010.

On May 5th, 2010 the Company entered into a membership unit redemption agreement with five of its member owners who collectively held 50 units of the Company.  These 50 units represent 47.50% of the total membership units issued and outstanding at the time of redemption.  In exchange for the redemption of these units HPG assigned several oil and gas leases for nonproducing mineral interests with a basis and fair value of nil along with a cash payment of $134,000 to the redeemed members.  The assignment and conveyances included specific portions of certain oil and gas leases for all gas below a depth of three thousand feet, or the base of the Fort Union Coal Formation, whichever is deeper and all oil at any depth.

NOTE 5 – ASSET RETIREMENT OBLIGATION

Changes in the Company’s asset retirement obligations were as follows:

June 30, 2010
Asset retirement obligations, beginning of year	$33,046
Additions	149,811
Accretion expense	3,326
Asset retirement obligations, end of year	$186,183

The Company maintains certificates of deposits that have been established for the purpose of assuring maintenance and administration of a performance bond which secures certain plugging and abandonment obligations assumed by the Company on its federal leases. At June 30, 2010, the amount of these certificates of deposits totaled $200,000 and shown as other assets.

PAGE
Unaudited Pro Forma Condensed Financial Statements
Balance Sheet	51
Notes to Financial Statements	52

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2010
HIGH PLAINS GAS, LLC
(UNAUDITED)

	High Plains Gas, LLC	Northern Explorations, Ltd.	Pro-forma Adjustments		Pro-forma Consolidated Balance Sheet
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$113,687	$-	$-		$113,687
Accounts receivable	153,934	-	-		153,934
Prepaid and other current assets	11,318	-	-		11,318
Total current assets	$278,939	-	-		278,939

OIL AND GAS PROPERTIES – using successful efforts method of accounting
Proved properties	4,674,874	-	-		4,674,874
Less accumulated depletion, depreciation and amortization	(2,178,327)	-	-		(2,178,327)
Oil and gas properties, net	2,496,547	-	-		2,496,547

Property and equipment	17,987	-	-		17,987
Note receivable – long term	262,343	-	-		262,343
Other assets	201,718	-	-		201,718
TOTAL ASSETS	$3,257,534	$-	$-		$3,257,534

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$372,579	$7,899	$(7,899)		$372,579
Accounts payable – related party	-	288,865	(288,865)		-
Accrued expenses	30,638	72,920	(72,920)		30,638
Royalties payable	120,729	-	-		120,729
Current portion of long-term debt	636,840	-	-		636,840
Line-of-credit	200,000	-	-		200,000
Asset retirement obligation – short-term	21,367	-	-		21,367
Total current liabilities	1,382,153	369,684	(369,684)		1,382,153

Long term debt	1,017,767	-	-		1,017,767
Asset retirement obligations	164,816	-	-		164,816
Total liabilities	2,564,736	369,684	(369,684)		2,564,736

COMMITMENTS AND CONTINGENCIES	-	-	-		-

STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock, $0.001 par value, 250,000,000 shares authorized,	-	99,720	(99,221)	(a)
65,000,000 shares issued and			12,501	(b)
Outstanding			52,000	(c)	65,000
Additional paid-in capital	-	(67,720)	738,146	(d)	670,426
Members’ capital contributions	735,426	-	(735,426)	(e)	-
Retained deficit	(42,628)	(401,684)	401,684	(f)	(42,628)
Total stockholders’ equity (deficit)	692,798	(369,684)	369,684		692,798

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$3,257,534	$-	$-		$3,257,534

The accompanying notes are an integral part of these financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 – BASIS OF PRESENTATION

In September 2010, High Plains Gas, LLC (“we”,”our”,“High Plains”) completed a reverse acquisition transaction through a Reorganization Agreement with Northern Explorations, Ltd. (“Northern”) whereby Northern acquired 100% of our issued and outstanding membership units in exchange for 52,000,000 shares of Northern’s common stock.  As a result of the reverse acquisition, High Plains became Northern’s wholly-owned subsidiary and High Plain’s former stockholders became the controlling stockholders of Northern.  The share exchange with Northern was treated as a reverse acquisition, with High Plains as the accounting acquirer and Northern as the acquired party.

Consequently, our assets and liabilities and our historical operations will be reflected in the consolidated financial statements for periods prior to the Reorganization Agreement.  After the completion of the Reorganization Agreement, our consolidated financial statements will include the assets and liabilities of both High Plains and Northern, our historical operations up through the closing date of the Reorganization Agreement and the combined operations of Northern and High Plains from the closing date of the Reorganization Agreement.

These pro forma financial statements are prepared assuming the transaction occurred on June 30, 2010.  Unaudited financial statements of High Plains and Northern have been used in the preparation of the pro forma statements as of June 30, 2010.  These pro forma financial statements should be read in conjunction with the historical financial statements of High Plains and Northern.

NOTE 2 – PRO FORMA ADJUSTMENTS

(a)	To reflect the1 for 200 reverse stock split of the issued and outstanding common shares, $0.001 par value.

(b)	To reflect the conversion of all outstanding accounts payable and accrued liabilities into 12,501,400 shares of common stock of Northern.

(c)	To reflect the issuance of 52,000,000 million shares of Northern common stock to members of High Plains pursuant to the reorganization agreement.

(d)	To reflect the net effect of recapitalization entries from other equity accounts.

(e)	To reflect the re-class of the members’ capital contributions of High Plains to the additional paid-in-capital account.

(f)	To eliminate the retained deficit of Northern.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           High Plains Gas, Inc.

Date: October 22, 2010	By:		/s/ Mark Hettinger
		Name:	Mark Hettinger
		Title:	CEO and Director
Principal Executive Officer

Date: October 22, 2010	By:		/s/Joe Hettinger
		Name:	Joe Hettinger
		Title:	CFO and Director
Principal Financial Officer